SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                ______________

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                       Date of Report: January 6, 1998


                       RECKSON ASSOCIATES REALTY CORP.
            (Exact name of Registrant as specified in its Charter)


                                   Maryland
                           (State of Incorporation)


      1-13762                                           11-3233650
(Commission File Number)                        (IRS Employer Id. Number)


  225 Broadhollow Road                                     11747
  Melville, New York                                     (Zip Code)
(Address of principal executive offices)


                              (516) 694-6900
             (Registrant's telephone number, including area code)


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On December 19, 1997, the Company acquired Royal Executive Park, a 542,000 square foot, six building, Class A office park for approximately $73 million. Royal Executive is occupied by such major tenants as MCI and Hitachi. In addition to the existing buildings, the Company also acquired a contiguous 32 acre development parcel on which 345,000 square feet of Class A office space can be developed. This parcel was acquired for approximately $8 million, or $23 per developable square foot. The acquisition of the office park, including the land parcel, was financed through a draw on the Company's credit facility. The park will be renamed Reckson Executive Park.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     Financial statements relating to the acquisition described in Item 2 have not been included in this report and will be filed prior to February 14, 1998.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              RECKSON ASSOCIATES REALTY CORP.



                              /s/ J. Michael Maturo
                              ---------------------------------
                              J. Michael Maturo
                              Executive Vice President
                              and Chief Financial Officer



Date:  January 6, 1998